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Exhibit 99-B.10 - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus and Statement of Additional Information, and to the use of our report dated March 29, 2002, with respect to the statutory basis financial statements of Northern Life Insurance Company, and to the use of our report dated February 15, 2002, with respect to the financial statements of Northern Life Separate Account One, included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-83772) and related Prospectus of Northern Life Separate Account One.

                                                    /s/ Ernst & Young LLP


Atlanta, Georgia
April 29, 2002